Exhibit 23.3

Consent of Independent Auditor

We consent to the inclusion in this Registration Statement on Form S-1 of Falcon Capital Acquisition Corp. of our report dated March 31, 2021, relating to the financial statements of Doc.Al Incorporated.

We also consent to the reference of our firm under the heading “Experts “ in such Registration Statement.

/s/ SingerLewak LLP

San Jose, California

July 20, 2021